File Number 4349-143-1
           -----------

                                State of Illinois
                                    Office of
                             The Secretary of State

Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                             NORTH SHORE GAS COMPANY
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 24TH day of APRIL A.D. 1995 and of the Independence of the United States the two hundred and 19TH.

SEAL OF THE STATE OF ILLINOIS
AUG. 26TH 1818                     /s/ George H. Ryan
                                   Secretary of State

                              ARTICLES OF AMENDMENT
Form BCA-10.30                                         File # 4349-143-1
(Rev. Jan. 1995)

                                                       SUBMIT IN DUPLICATE
George H. Ryan                                         This space for use by
Secretary of State                                     Secretary of State
Department of Business Services                        Date 04-24-95
Springfield, IL 62756                                  Filing Fee *  $25
Telephone (217) 782-1832                               Approved:  MR

Remit payment in check or money order, payable to "Secretary of State."
* The filing fee for articles of amendment - $25.00

1.  CORPORATE NAME:  North Shore Gas Company                            (Note 1)

2.  MANNER OF ADOPTION OF AMENDMENT:
     The following amendment of the Articles of Incorporation was adopted on March 22, 1995 in the manner indicated below. ("X" one box only)

       By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                        (Note 2)
       By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                        (Note 2)
       By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                        (Note 3)
       By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                        (Note 4)
       By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                                   (Notes 4 & 5)
     X By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                        (Note 5)
3.  TEXT OF AMENDMENT:
     a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
     Article I:  The name of the corporation is:
                                   (NEW NAME)

                 All changes other than name, include on page 2
                                     (over)

                                Text of Amendment

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

     (See attached pages)

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

     No change.

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

     No change.

     (b) The amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

     No change.
                                   Before Amendment         After Amendment
               Paid-in Capital     $_______________         $______________

   (Complete either Item 6 or 7 below.  All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

     Dated April 20, 1995               North Shore Gas Company
           --------------               -----------------------
                                        (Exact Name of Corporation at
                                        date of execution)
     attested by /s /  E. P. Cassidy    by  /s/  Kenneth S. Balaskovits
                 -------------------      -----------------------------
     (Signature of Secretary)           (Signature of Vice President)
     Emmet P. Cassidy, Secretary        Kenneth S. Balaskovits, Vice President
     ---------------------------        --------------------------------------
     (Type or Print Name and Title)     (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.
                                       OR
If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated                 , 19
          --------------------

-----------------------------------     -----------------------------------
-----------------------------------     -----------------------------------
-----------------------------------     -----------------------------------
-----------------------------------     -----------------------------------

                             NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.
                                                                    (Sec. 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:
     (a) to remove the names and addresses of directors named in the articles of incorporation;
     (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to Sec. 5.10 is also filed;
     (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.
     (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
     (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
     (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Sec. 9.05,
     (g) to restate the articles of incorporation as currently amended.
                                                                    (Sec. 10.15)

NOTE 4: All amendments not adopted under Sec. 10.10 or Sec. 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each
class when class voting applies.                                    (Sec. 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must
be promptly notified of the passage of the amendment.        (Sec. 7.10 & 10.20)

     The Articles of Incorporation are amended by adding the following new Article Ten and Article Eleven thereto:

                                   ARTICLE TEN

No director of the corporation shall be liable to the corporation or to the shareholders of the corporation for monetary damages for breach of fiduciary duty as a director, provided that this Article Ten shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law,
(iii) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended, or (iv) for any transaction from which the director derived an improper personal benefit. This Article Ten shall not eliminate or limit the liability of a director of the corporation for any act or omission occurring before the date on which this Article Ten becomes effective. Any repeal or modification of this Article Ten by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                 ARTICLE ELEVEN

Paragraph 1:
The corporation shall indemnify, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Paragraph 2:
Expenses incurred by such a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future.

Paragraph 3:
The board of directors may, by resolution, extend the provisions of this Article Eleven regarding indemnification and the advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact he or she is or was an agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Paragraph 4:
The rights provided by or granted under this Article Eleven are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Paragraph 5:
The indemnification and advancement of expenses provided by or granted under this Article Eleven shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.